UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 7, 2007
SGX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51745	06-1523147
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
10505 ROSELLE STREET
SAN DIEGO, CALIFORNIA 92121
(Address of Principal Executive Offices)
(858) 558-4850
(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 7, 2007, SGX Pharmaceuticals, Inc., entered into a sixth Amendment (the “Amendment”) to its Collaboration and License Agreement with Eli Lilly and Company dated April 14, 2003, as amended. Pursuant to the Amendment, the parties have extended the term of the collaboration to June 30, 2010 and modified the Collaboration and License Agreement between the parties to eliminate certain provisions that are no longer applicable, to set forth the payment terms for the FTEs, and the number and level of commitment of such FTEs, during the extension period and to include certain other modifications set forth in the Amendment.
     The description of the Amendment is qualified in its entirety by reference to the Amendment. The text of the Amendment is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1*	Sixth Amendment to Collaboration and License Agreement between the Registrant and Eli Lilly and Company dated December 7, 2007.

*	Confidential Treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: December 12, 2007	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1*	Sixth Amendment to Collaboration and License Agreement between the Registrant and Eli Lilly and Company dated December 7, 2007.

*	Confidential Treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.